UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

GeoPetro Resources Company

(Exact name of registrant as specified in its charter)

California	001-16749	94-3214487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Maritime Plaza, Suite 700
San Francisco, CA  94111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (415) 398-8186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K, dated December 31, 2008, filed by GeoPetro Resources Company (the “Company”) on January 7, 2009 (the “Original Report”).  This Amendment provides further information regarding the transactions and documents described therein in that it provides Exhibits 10.24 and 10.25 to the Original Report which the Company was unable to provide on a timely basis with the Original Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired:

Financial statement information regarding Madisonville Gas Processing, LP in the form and for the periods required pursuant to Rule 3-05(b) of Regulation S-X will be filed within 71 days of January 7, 2009, as providing such information by the date of this Current Report is impracticable.

(b) Pro forma financial information:

The pro forma financial information that would be required pursuant to Item 9.01(b) of Form 8-K will be filed within 71 days of January 7, 2009, as providing such information by the date of this Current Report is impracticable.

(c) Shell company transactions:

None

(d) Exhibits:

Exhibit 4.1	Form of Common Stock Purchase Warrant Issued to Purchasers of Promissory Notes**
Exhibit 10.24	Purchase and Sale Agreement Dated December 31, 2008*
Exhibit 10.25	Amended and Restated Term Loan Agreement dated December 31, 2008 with Bank of Oklahoma*

*                         Filed herewith

* *               Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPETRO RESOURCES COMPANY

Date: January 14, 2009	By:	/s/ Stuart J. Doshi
Stuart J. Doshi, President, Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 4.1	Form of Common Stock Purchase Warrant Issued to Purchasers of Promissory Notes**
Exhibit 10.24	Purchase and Sale Agreement Dated December 31, 2008*
Exhibit 10.25	Amended and Restated Term Loan Agreement dated December 31, 2008 with Bank of Oklahoma*

*                         Filed herewith

* *               Previously filed